UBIQUITI NETWORKS REPORTS THIRD QUARTER FISCAL 2016 FINANCIAL RESULTS
 ~ Achieves Record Revenue and Earnings ~
~ Non-GAAP Diluted EPS of $0.63 Per Share ~

SAN JOSE, Calif. – May 5, 2016 - Ubiquiti Networks, Inc. (NASDAQ:UBNT) (“Ubiquiti” or the “Company”) today announced results for the third fiscal quarter of 2016, ended March 31, 2016.

Third Quarter Fiscal 2016 Financial Summary

•	Revenues of $167.4 million
•	GAAP gross profit of $82.5 million and non-GAAP gross profit of $82.4 million
•	GAAP net income of $52.7 million and non-GAAP net income of $53.0 million
•	GAAP diluted EPS of $0.62 and non-GAAP diluted EPS of $0.63
•	Cash of $502.5 million, up 11% year-over-year

Recent Financial Highlights

•
Enterprise Technology revenues increased 73% year-over-year and 36% sequentially, fueled by new UniFi® AC access points, UniFi Switch and other industry-leading products targeting the Enterprise market.

•	Gross Margins increased 10% year-over-year, fueled by product mix, cost-reduction strategies and stable pricing.

•	GAAP and Non-GAAP diluted EPS increased 35% and 34% year-over-year, respectively, demonstrating the scalability of Ubiquiti’s unique business model.

•	Initiated a new stock repurchase program, authorizing the Company to repurchase up to $50 million of its common stock as disclosed in the Form 8-K filed on May 5, 2016.

Recent Product Highlights

•
Continued strong demand for our new UniFi AC access points which feature Wi-Fi 802.11ac technology in a refined industrial design and are ideal for cost-effective deployment of high-performance wireless networks.

•
Introduced the UniFi 8- and 16-Port Gigabit Switches, devices that deliver powerful performance with their independent switching ports. Sharing a total of 150W PoE, these Ethernet ports offer 802.3af/at PoE+ or 24V passive PoE, and two SFP ports offer optical connectivity.

•	Announced MPLS (Multi-Protocol Label Switching) for the EdgeRouter™ and EdgePoint™ Router series with a software release (v1.8.0).

•
Released Next Gen HD UniFi Video Cameras.  The UniFi® Video Camera G3 and G3 Dome cameras represent the next generation of the UniFi Video surveillance management system. They both record 1080p HD video, day or night, indoors or outdoors.

•
Shipped the Scalable airFiber® X with the airFiber NxN, a thoughtfully engineered MIMO multiplexer designed for the global last-mile wireless industry. With expected range exceeding 200km+ and increased throughput of up to 2Gbps+, airFiber NxN is a technological leap in true long-range, carrier-class, backhaul technology for the world.

•	Introduced the airFiber® AF 4X and AF-11X, full-duplex licensed spectrum backhaul radios with industry-leading spectral efficiency and TDD throughput.

Financial Results Summary ($, in millions, except per share data)

Income statement highlights	F3Q16	F2Q16	F3Q15
Revenues	167.4	161.9	147.5
Service Provider Technology	96.3	109.6	106.3
Enterprise Technology	71.1	52.3	41.2
Gross Profit	82.5	79.0	66.0
Gross Profit (%)	49.3%	48.8%	44.7%
Total Operating Expenses	22.4	22.6	20.7
Income from Operations	60.1	56.4	45.2
GAAP Net Income	52.7	49.5	41.1
GAAP EPS (diluted)	0.62	0.57	0.46
Non-GAAP Net Income	53.0	49.7	42.0
Non-GAAP EPS (diluted)	0.63	0.58	0.47

Balance Sheet Highlights

Total cash and cash equivalents as of March 31, 2016 were $502.5 million, compared with $496.7 million as of December 31, 2015.  We held $489.0 million of our $502.5 million of cash and cash equivalents in accounts of our subsidiaries outside of the United States.

On February 3, 2016, the Company extinguished the full $50.0 million available of a stock repurchase program approved by the Board of Directors of the Company on November 6, 2015. The sequential increase in cash and cash equivalents during the third quarter of fiscal 2016 is net of $50 million in share repurchases as part of this share repurchase program, partially offset by draws of $33 million on our revolver.

This quarter we saw days sales outstanding in accounts receivable ("DSO") of 41 days, compared with 37 days in the prior quarter, and 43 days in the third quarter of fiscal 2015.

Appointment of CAO

As disclosed in the Form 8-K filed on May 5, 2016, the Company appointed Kevin Radigan as Chief Accounting Officer effective May 3, 2016.  Mr. Radigan will perform the Company’s principal financial officer and principal accounting officer duties.

Business Outlook

Based on recent business trends, Ubiquiti currently believes the demand environment in its end markets supports the following forecast for the Company's fourth fiscal quarter ending June 30, 2016.  The following are Ubiquiti’s financial performance estimates for the fourth quarter of fiscal 2016:

•	Revenues between $170 million and $180 million
•	GAAP diluted EPS of $0.60 - $0.66
•	Non-GAAP diluted EPS of $0.61 - $0.67

Conference Call Information

Ubiquiti Networks will host a Q&A-only call to discuss the Company’s financial results at 2:00 p.m. Pacific Time today.  Management’s prepared remarks can be found on the Investor Relations section of the Ubiquiti Networks website, http://ir.ubnt.com/results.cfm.

To listen to the Q&A call via telephone, dial (877) 291-1296 (U.S. toll-free) or (720) 259-9209 (International) to be connected to the call by an operator.  Participants should dial in at least 10 minutes prior to the start of the call.  Investors may also listen to a live webcast of the Q&A conference call by visiting the Investor Relations section of the Ubiquiti Networks website at http://ir.ubnt.com.

A recording of the Q&A call will be available approximately two hours after the call concludes and will be accessible on the Investor Relations section of the Ubiquiti Networks website, http://ir.ubnt.com.

About Ubiquiti Networks

Ubiquiti Networks (Nasdaq:UBNT) is closing the digital divide by building network communication platforms for everyone and everywhere. With over 38 million devices sold worldwide, Ubiquiti is transforming under-networked enterprises and communities. Our leading edge platforms, airMAX®, UniFi®, airFiber®, UniFi® Video, mFi® and EdgeMAX®, combine innovative technology, disruptive price-to-performance and the support of a global user community to eliminate barriers to connectivity. For more information, join our community at http://www.ubnt.com.

Ubiquiti, Ubiquiti Networks, the U logo, UBNT, airMAX, UniFi, airFiber, mFi, EdgeMAX and sunMAX are registered trademarks or trademarks of Ubiquiti Networks, Inc. in the United States and other countries.

Investor Relations Contact

Anne Fazioli
Ubiquiti Networks, Vice President of Investor Relations
IR@ubnt.com

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Statements other than statements of historical fact including words such as “look”, "will", “anticipate”, “believe”, “estimate”, “expect”, "forecast", “consider” and “plan” and statements in the future tense are forward looking statements.  The statements in this press release that could be deemed forward-looking statements include statements regarding expectations related to our cash position, expenses, new products, and financial performance estimates including revenues, GAAP diluted EPS and non-GAAP diluted EPS for the Company's fiscal quarter ending March 31, 2016, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results.  Potential risks and uncertainties include, but are not limited to, fluctuations in our operating results; varying demand for our products due to the financial and operating condition of our distributors and their customers, and distributors' inventory management practices; political and economic conditions and volatility affecting the stability of business environments, economic growth, currency values, commodity prices and other factors that may influence the ultimate demand for our products in particular geographies or globally; impact of counterfeiting and our ability to contain such impact; our reliance on a limited number of distributors; inability of our contract manufacturers and suppliers to meet our demand; our dependence on Qualcomm Atheros for chipsets without a short-term alternative; as we move into new markets competition from certain of our current or potential competitors who may be more established in such markets; our ability to keep pace with technological and market developments; success and timing of new product introductions by us and the performance of our products generally; our ability to effectively manage the significant increase in our transactional sales volumes; we may become subject to warranty claims, product liability and product recalls; that a substantial majority of our sales are into countries outside the United States and we are subject to numerous U.S. export control and economic sanctions laws; costs related to responding to government inquiries related to regulatory compliance; our reliance on the Ubiquiti Community; our reliance on certain key members of our management team, including our founder and chief executive officer, Robert J. Pera; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; whether the final determination of our income tax liability may be materially different from our income tax provisions; the impact of any intellectual property litigation and claims for indemnification; litigation related to U.S. Securities laws; and economic and political conditions in the United States and abroad.  We discuss these risks in greater detail under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2015, and subsequent filings filed with the U.S. Securities and Exchange Commission (the SEC), which are available at the SEC's website at www.sec.gov.  Copies may also be obtained by contacting the Ubiquiti Networks Investor Relations Department, by email at IR@ubnt.com or by visiting the Investor Relations section of the Ubiquiti Networks website, http://ir.ubnt.com.

Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Also, forward-looking statements represent our management's beliefs and assumptions only as of the date made.  Except as required by law, Ubiquiti Networks undertakes no obligation to update information contained herein.  You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are adjusted to exclude certain costs, expenses and gains such as stock based compensation expense, Business e-mail compromise ("BEC") fraud loss/(recovery), implementation of overhead capitalization, reserve against vendor deposits relating to a purchase commitment termination fee and the tax effects of these non-GAAP adjustments.  Reconciliations of the adjustments to GAAP results for the three and nine months ended March 31, 2016 and 2015 are provided below.  In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management's decision to use this non-GAAP financial information, material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under "About our Non-GAAP Net Income and Adjustments" after the tables below.

Ubiquiti Networks Inc. Condensed Consolidated Statement of Operations (In thousands, except per share data) (Unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015
Revenues	$167,433	$147,456	$480,719	$450,680
Cost of revenues	84,940	81,479	245,681	254,631
Gross profit	82,493	65,977	235,038	196,049
Operating expenses:
Research and development	13,820	15,236	42,810	39,893
Sales, general and administrative	8,538	5,510	24,113	16,568
Business e-mail compromise (“BEC”) fraud loss/(recovery)	(3)	—	(8,294)	—
Total operating expenses	22,355	20,746	58,629	56,461
Income from operations	60,138	45,231	176,409	139,588
Interest expense and other, net	(510)	(763)	(1,277)	(804)
Income before provision for income taxes	59,628	44,468	175,132	138,784
Provision for income taxes	6,929	3,331	19,222	13,639
Net income and comprehensive income	$52,699	$41,137	$155,910	$125,145
Net income per share of common stock:
Basic	$0.63	$0.47	$1.83	$1.42
Diluted	$0.62	$0.46	$1.80	$1.40
Weighted average shares used in computing net income per share of common stock:
Basic	83,349	87,904	85,051	88,115
Diluted	84,685	89,400	86,433	89,707

Ubiquiti Networks Inc. Reconciliation of GAAP Net Income to Non-GAAP Net Income (In thousands, except per share data) (Unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015
Net income and comprehensive income	$52,699	$41,137	$155,910	$125,145
Stock-based compensation:
Cost of revenues	114	141	341	440
Research and development	566	810	1,770	2,499
Sales, general and administrative	202	425	755	1,240
Purchase commitment termination fee	—	—	—	5,500
Business e-mail compromise (“BEC”) fraud loss/(recovery)	(3)	—	(8,294)	—
Implementation of overhead capitalization	(219)	—	(1,213)	—
Tax effect of Non-GAAP adjustments	(327)	(550)	(1,002)	(2,331)
Total Non-GAAP adjustments	333	826	(7,643)	7,348
Non-GAAP net income	$53,032	$41,963	$148,267	$132,493
Non-GAAP diluted EPS	$0.63	$0.47	$1.72	$1.48
Weighted-average shares used in Non-GAAP diluted EPS	84,685	89,400	86,433	89,707

Ubiquiti Networks Inc. Condensed Consolidated Balance Sheets (In thousands, except share amounts) (Unaudited)
	March 31, 2016	June 30, 2015(1)
Assets
Current assets:
Cash and cash equivalents	$502,549	$446,401
Accounts receivable, net	75,245	66,104
Inventories	42,776	37,031
Vendor Deposits	13,459	19,998
Current deferred tax asset	1,551	1,535
Prepaid income taxes	—	2,566
Prepaid expenses and other current assets	5,848	7,711
Total current assets	641,428	581,346
Property and equipment, net	13,127	15,602
Long-term deferred tax asset	1,538	1,515
Other long-term assets	2,261	2,109
Total assets	$658,354	$600,572
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$29,696	$43,856
Income taxes payable	1,746	1,108
Debt - short-term	10,000	10,000
Other current liabilities	15,873	15,170
Total current liabilities	57,315	70,134
Long-term taxes payable	22,433	19,810
Debt - long-term	146,000	87,500
Deferred revenues - long-term	1,153	974
Total liabilities	226,901	178,418
Stockholders’ equity:
Common stock	83	87
Additional paid–in capital	—	—
Treasury stock	—	—
Retained earnings	431,370	422,067
Total stockholders’ equity	431,453	422,154
Total liabilities and stockholders’ equity	$658,354	$600,572

(1) Derived from audited consolidated financial statements as of and for the year ended June 30, 2015.

Ubiquiti Networks Inc. Revenues by Product Type (In thousands) (Unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015
Service provider technology	$96,326	$106,242	$309,341	$313,233
Enterprise technology	71,107	41,214	171,378	137,447
Total revenues	$167,433	$147,456	$480,719	$450,680

Ubiquiti Networks Inc. Revenues by Geographical Area (In thousands) (Unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015
North America	$57,791	$45,692	$168,158	$153,400
South America	15,450	17,866	61,393	71,242
Europe, the Middle East and Africa	73,269	66,770	194,745	177,474
Asia Pacific	20,923	17,128	56,423	48,564
Total revenues	$167,433	$147,456	$480,719	$450,680

About our Non-GAAP Net Income and Adjustments

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain costs, expenses and gains/losses.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations.  Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds.  Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts or timing may vary significantly depending upon the Company's activities and other factors, facilitates comparability of the Company's operating performance from period to period.  We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

Use and Economic Substance of Non-GAAP Financial Measures used by Ubiquiti Networks

We compute non-GAAP net income and non-GAAP diluted earnings per share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of certain adjustments and the tax effect of those adjustments.  Items excluded from net income are:

•	Stock-based compensation expense
•	Business e-mail compromise ("BEC") fraud loss/(recovery)
•	Implementation of overhead capitalization
•	Reserve against vendor deposits relating to a purchase commitment termination fee
•	Tax effect of non-GAAP adjustments, applying the principles of ASC 740

Usefulness of Non-GAAP Financial Information to Investors

These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies.  The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP.  Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results.

For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of GAAP Net Income to Non-GAAP Net Income” included in this press release.